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Separate Account H - Standardized 1 Year Return (example)

ONE YEAR RETURN PERIOD ENDING 6/30/00

                        Bond
Fund Value              $1,095.40
Surr Charge                $85.00
Final Value             $1,010.40
Annual Return               1.04%

Unit Values

Date            Bond
  6/30/99         4.10728
  6/30/00        4.499135

Separate Account H - Standardized 5 Year Return (example)

FIVE YEAR RETURN PERIOD ENDING 6/30/00

Fund Value              Bond
One Year                  $977.25

Two Year                $1,079.14

Three Year              $1,108.39

Four Year               $1,176.91

Five Year               $1,289.19
Surr Charge                $60.00
Final Value             $1,229.19
Annual Return               4.21%

Unit Values
                Bond
  6/30/95        3.489884
  6/30/96        3.410502
  6/30/97        3.766073
  6/30/98        3.868149
  6/30/99         4.10728
  6/30/00        4.499135

Separate Account H - Standardized 10 Year/Lifetime Return (example)

TEN YEAR/LIFETIME RETURN PERIOD ENDING 6/30/00

Fund Value              Bond
One Year                $1,096.87

Two Year                $1,147.91

Three Year              $1,244.49

Four Year               $1,408.84

Five Year               $1,576.12

Six Year                $1,540.26

Seven Year              $1,700.85

Eight Year              $1,746.95

Nine Year               $1,854.95

Ten Year                $2,031.92
Surr Charge                  0.00
Final Value             $2,031.92
Annual Return               7.35%

Unit Values
                Bond
  6/30/90         2.214231
  6/30/91          2.42873
  6/30/92         2.541731
  6/30/93         2.755599
  6/30/94         3.119492
  6/30/95         3.489884
  6/30/96         3.410502
  6/30/97         3.766073

Separate Account H - Non-standardized Return

Accumulated Amounts

              Base Period
   Years      Start Date    End Date    Bond
          1   6/30/99        6/30/00    $1,095.40
          2   6/30/98        6/30/99    $1,163.12
          3   6/30/97        6/30/98    $1,194.65
          4   6/30/96        6/30/97    $1,319.20
          5   6/30/95        6/30/96    $1,289.19
       Life                             $4,499.13

   Compound Growth Rate

              Base Period
   Years      Start Date    End Date    Bond
          1   6/30/99       6/30/00         9.54%
          2   6/30/98       6/30/99         7.85%
          3   6/30/97       6/30/98         6.11%
          4   6/30/96       6/30/97         7.17%
          5   6/30/95       6/30/96         5.21%
       Life                                 9.54%

   Unit Values         Bond
     6/30/00               4.499135
     6/30/99                4.10728
     6/30/98               3.868149
     6/30/97               3.766073
     6/30/96               3.410502
     6/30/95               3.489884

   Life Return                      Bond

   Inception Date/Start Date          12/28/81
   Unit Value                         1.000000
   Period (Years)                      19.5055